Page 1 of 22 pages.

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 24, 1999

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                    0-15323                    94-2904044
          --------                    -------                    ----------
(State or Other Jurisdiction  (Commission File Number)         (IRS Employer
      of Incorporation)                                      Identification No.)

               6500 Paseo Padre Parkway, Fremont, California 94555
               ---------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (510) 713-7300
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                [Not Applicable]
                                ----------------
         (Former Name or Former Address, if Changed Since Last Report.)

================================================================================

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
FlowWise Networks, Inc.:

We have audited the accompanying balance sheets of FlowWise Networks, Inc. (a California corporation in the development stage) as of December 31, 1998 and 1997 and the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 1998 and 1999 and for the period from inception (March 6, 1996) to December 31, 1996 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on out audits.

We conducted our audits in accordance with generally accepted auditing standards. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing, the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FlowWise networks, Inc. as of December 31, 1998 and 1997, and the results of operations and its cash flows for the years then ended December 31, 1998 and 1999 and for the period from inception (March 6, 1996) to December 31, 1996 and 1998, in conformity with generally accepted accounting principles.


/s/ Arthur Andersen

San Jose. Ca.
April 29, 1999

                            FlowWise Networks, Inc.
                          (A development stage company)
                            Condensed Balance Sheets

                                                                         December 31,
                                                                     1998            1997
                                                                     ----            ----
Current Assets
    Cash and cash equivalents                                    $  5,505,418    $  4,090,930
    Marketable securities                                           2,488,584              --
    Accounts Receivable                                                47,123              --
    Inventory                                                         157,961              --
    Prepaid expenses and other current assets                          67,390           9,190
                                                                 ------------    ------------
         Total current assets                                       8,266,476       4,100,120

Property and equipment, net                                         1,124,015         614,027
Other non-current assets                                               20,990          20,990
                                                                 ------------    ------------
                                                                 $  9,411,481    $  4,735,137
                                                                 ============    ============

Current liabilities
    Current portion of note payable                              $    148,333    $    178,000
    Current portion of capital lease obligations                        8,839              --
    Accounts payable                                                  355,352          78,452
    Accrued liabilities                                               750,577         272,743
                                                                 ------------    ------------
         Total current liabilities                                  1,263,101         529,195

Note payable, net of current portion                                       --         148,333
Capital lease obligations, net of current portion                      25,738              --
                                                                 ------------    ------------
         Total liabilities                                          1,288,839         677,528
                                                                 ------------    ------------

Commitments (Note 5)
Shareholders' equity
    Convertible preferred stock, Series A, no par value;
         authorized 1,900,000 shares; issued and
         outstanding 1,123,596 shares in 1998 and 1997,
         liquidation preference of $3,000,001 and $3,224,720        3,000,001       3,000,001
         respectively
    Convertible preferred stock, Series B, no par value;
         authorized, issued and outstanding
         2,247,192 shares in 1998 and 1997,
         liquidation preference of $6,000,002                       5,314,123       5,314,123
    Convertible preferred stock, Series C, no par value;
         authorized 4,569,289 shares; issued and
         outstanding 4,500,001 shares in 1998 and no
         shares in 1997; liquidation preference of $12,015,003     11,639,323              --
    Common stock, no par value; authorized 30,000,000 shares;
         issued and outstanding 9,809,469 shares in 1998 and
         8,259,655 shares in 1997                                     972,603         448,708
    Warrants to purchase common and preferred stock                   786,037         685,879
    Notes receivable from issuance of common stock                   (416,696)       (362,663)
    Deficit accumulated during the development stage              (13,172,749)     (5,028,439)
                                                                 ------------    ------------
         Total shareholders' equity                                 8,122,642       4,057,609
                                                                 ------------    ------------
                                                                 $  9,411,481    $  4,735,137
                                                                 ============    ============

                        See Notes to Financial Statements

                             FlowWise Networks, Inc.
                          (A development stage company)
                        Statement of Stockholder's Equity
                                   (thousands)

                                                                Convertible Preferred Stock
                                            --------------------------------------------------------------------
                                                  Series A                Series B                Series C
                                            --------------------------------------------------------------------
                                             Shares      Amount      Shares      Amount      Shares      Amount
BALANCE, MARCH 6, 1996 (inception)                --    $     --          --    $     --          --    $     --

  Issuance of common stock to founders
      at $0.0118 per share in March 1996          --          --          --          --          --          --
  Common stock issued at $0.30 per share
      in June 1996                                --          --          --          --          --          --
  Series A convertible preferred stock
      issued at $2.67 per share in June
      1996                                     1,124       3,000          --          --          --          --
  Net loss                                        --          --          --          --          --          --
                                            --------    --------    --------    --------    --------    --------
BALANCE, DECEMBER 31, 1996                     1,124       3,000          --          --          --          --

  Series B convertible preferred stock
      and common stock warrants issued
      at $2.67 per unit in March 1997             --          --       2,247       5,314          --          --
  Stock options exercised at $0.30 per
      share in October 1997                       --          --          --          --          --          --
  Net loss                                        --          --          --          --          --          --
                                            --------------------------------------------------------------------
BALANCE, DECEMBER 31, 1997                     1,124       3,000       2,247       5,314          --          --

  Series C convertible preferred stock
      and common stock warrants issued
      at $2.67 per unit in May 1998 and
      August 1998                                 --          --          --          --       4,500      11,639
  Exercise of warrants for 918,406
      shares of common stock at $0.001
      per share in June 1998                      --          --          --          --          --          --
  Stock options exercised at $0.50 per
      share in November 1998                      --          --          --          --          --          --
  Stock options exercised at $0.30 per
      share in March - December 1998              --          --          --          --          --          --
  Accrued interest on notes receivable
      from issuance of common stock               --          --          --          --          --          --
  Net loss                                        --          --          --          --          --          --
                                            --------------------------------------------------------------------
BALANCE, DECEMBER 31, 1998                     1,124       3,000       2,247       5,314       4,500      11,639
                                            ====================================================================

                                                                   Warrant to     Notes        Deficit
                                                                     Purchase   Receivable   Accumulated
                                                Common Stock       Common and      from       During the     Total
                                            --------------------    Preferred   Issuance of  Development Shareholder's
                                             Shares      Amount       Stock    Common Stock     Stage       Equity
                                            -----------------------------------------------------------------------
BALANCE, MARCH 6, 1996 (inception)                --    $     --    $     --     $     --     $     --     $     --

  Issuance of common stock to founders
      at $0.0118 per share in March 1996       7,041          83          --          (32)          --           51
  Common stock issued at $0.30 per share
      in June 1996                             1,210         363          --         (331)          --           32
  Series A convertible preferred stock
      issued at $2.67 per share in June
      1996                                        --          --          --           --           --        3,000
  Net loss                                        --          --          --           --       (1,564)      (1,564)
                                            -----------------------------------------------------------------------
BALANCE, DECEMBER 31, 1996                     8,251         446          --         (363)      (1,564)       1,519

  Series B convertible preferred stock
      and common stock warrants issued
      at $2.67 per unit in March 1997             --          --         686           --           --        6,000
  Stock options exercised at $0.30 per
      share in October 1997                        9           3          --           --           --            3
  Net loss                                        --          --          --           --       (3,464)      (3,464)
                                            -----------------------------------------------------------------------
BALANCE, DECEMBER 31, 1997                     8,260         449         686         (363)      (5,028)       4,058

  Series C convertible preferred stock
      and common stock warrants issued
      at $2.67 per unit in May 1998 and
      August 1998                                 --          --         376           --           --       12,015
  Exercise of warrants for 918,406
      shares of common stock at $0.001
      per share in June 1998                     918         276        (276)          --           --            1
  Stock options exercised at $0.50 per
      share in November 1998                      20          10          --           --           --           10
  Stock options exercised at $0.30 per
      share in March - December 1998             611         183          --           --           --          183
  Accrued interest on notes receivable
      from issuance of common stock               --          54          --          (54)          --           --
  Net loss                                        --          --          --           --       (8,144)      (8,144)
                                            -----------------------------------------------------------------------
BALANCE, DECEMBER 31, 1998                     9,809         973         786         (417)     (13,173)       8,123
                                            =======================================================================

                             FlowWise Networks, Inc.
                          (A development stage company)
                             Statement of Operations

                                                                    Period from      Period from
                                                                     Inception        Inception
                                                                  (March 6, 1996)  (March 6, 1996)
                                       Year ended December 31,    to December 31,  to December 31,
                                        1998            1997           1996             1998
                                        ----            ----           ----             ----
Development revenue                 $    148,156    $         --   $     19,950     $    168,106
Cost of development revenue               66,043              --         14,937           80,980
                                    ------------    ------------   ------------     ------------
         Gross profit                     82,113              --          5,013           87,126
                                    ------------    ------------   ------------     ------------

Operating expenses:
    Research and development           3,866,158       2,444,379      1,111,410        7,421,947
    Sales and marketing                3,225,408         441,071        160,624        3,827,103
    General and administrative         1,468,760         784,005        334,140        2,586,905
                                    ------------    ------------   ------------     ------------
         Total operating expenses      8,560,326       3,669,455      1,606,174       13,835,955
                                    ------------    ------------   ------------     ------------
         Loss from operations         (8,478,213)     (3,669,455)    (1,601,161)     (13,748,829)

Interest and other income, net           333,903         205,230         36,947          576,080
                                    ------------    ------------   ------------     ------------
Net loss                            $ (8,144,310)   $ (3,464,225)  $ (1,564,214)    $(13,172,749)
                                    ============    ============   ============     ============

                        See Notes to Financial Statements

                             FlowWise Networks, Inc.
                          (A development stage company)
                            Statements of Cash Flows

                                                                                                  Period from      Period from
                                                                                                   Inception        Inception
                                                                                                 (March 6, 1996)  (March 6, 1996)
                                                                     Year ended December 31,     to December 31,  to December 31,
                                                                      1998            1997            1996             1998
                                                                      ----            ----            ----             ----
Cash flows from operating activities:
    Net loss                                                      $ (8,144,310)   $ (3,464,225)   $ (1,564,214)    $(13,172,749)
    Adjustments to reconcile net loss to net cash used in
         operating activities:
              Depreciation                                             390,444         152,735          19,676          562,855
              Changes in assets and liabilities:
                  Accounts receivable                                  (47,123)             --         (47,123)
                  Inventory                                           (157,961)             --        (157,961)
                  Prepaid expenses and other assets                    (58,200)         14,173         (47,353)         (67,390)
                  Other non-current assets                                  --           3,000         (20,990)
                  Accounts payable                                     276,900          33,625          48,739          355,352
                  Accrued liabilities                                  477,834         187,346          81,485          750,577
                                                                  ------------    ------------    ------------     ------------
                       Net cash used in operating activities        (7,262,416)     (3,073,346)     (1,461,667)     (11,797,429)
                                                                  ------------    ------------    ------------     ------------
Cash flows from investing activities:
    Purchases of marketable securities                              (2,488,584)             --              --       (2,488,584)
    Purchases of property and equipment                               (900,432)       (556,061)       (230,377)      (1,686,870)
                                                                  ------------    ------------    ------------     ------------
                       Net cash used in investing activities        (3,389,016)       (556,061)       (230,377)      (4,175,454)
                                                                  ------------    ------------    ------------     ------------
Cash flows from financing activities:
    Proceeds from note payable                                              --         356,000              --          356,000
    Proceeds from capital leases                                        34,577              --              --           34,577
    Principal payments on note payable                                (178,000)        (29,667)             --         (207,667)
    Proceeds from issuance of Series A convertible
         preferred stock                                                    --              --       3,000,001        3,000,001
    Proceeds from issuance of Series B convertible
         preferred stock and common stock warrants                          --       6,000,002              --        6,000,002
    Proceeds from issuance of Series C convertible
         preferred stock and common stock warrants                  12,015,003              --              --       12,015,003
    Proceeds from issuance of common stock                             194,340           2,625          83,420          280,385
                                                                  ------------    ------------    ------------     ------------
                       Net cash provided by financing activities    12,065,920       6,328,960       3,083,421       21,478,301
                                                                  ------------    ------------    ------------     ------------
Net increase in cash and cash equivalents                            1,414,488       2,699,553       1,391,377        5,505,418
Cash and cash equivalents at beginning of period                     4,090,930       1,391,377              --               --
                                                                  ------------    ------------    ------------     ------------
Cash and cash equivalents at end of period                        $  5,505,418    $  4,090,930    $  1,391,377     $  5,505,418
                                                                  ============    ============    ============     ============
Supplemental cash flow information:
    Cash paid for interest                                        $     25,817    $      6,334    $         --     $     32,151
    Issuance of common stock for notes receivable                 $         --    $         --    $    362,663     $    362,663

                        See Notes to Financial Statements

                             FlowWise Networks, Inc.
                          (A development stage company)

                          Notes to Financial Statements
                                December 31, 1998

1. Organization and Operations of the Company

FlowWise Networks, Inc. (the "Company" or "FlowWise"), formerly CellSwitch Networks, Inc. and MediaWise Networks, Inc., a California corporation, was incorporated in March 1996. FlowWise develops, designs, manufactures and markets computer networking equipment products designed for use with medium to large local area networks. In March 1996, the Company acquired property, licensed technology, and was assigned certain agreements from Ramp Networks, Inc. ("Ramp Networks"), formerly Trancell Systems, Inc., for approximately $83,000. Ramp Networks is considered a related party because, in March 1996, the Company was spun-off from Ramp Networks with each shareholder of Ramp Networks receiving one share of the Company for each share of Ramp Networks the held.

Through December 31, 1998, the Company's principal efforts have been focused on raising capital, developing its products and recruiting personnel.

The Company is in the development stage and subject to a number of risks associated with companies in a similar stage of development, including dependence on key employees for technology development and support, volatility of the industry, potential competition from larger, more established companies, the ability to penetrate the market with its products and the ability to obtain adequate financing to support its growth.

2. Summary of Significant Accounting Policies

Use of estimates in the preparation of financial statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Reclassifications:

Certain prior year amounts in the financial statements have been reclassified to conform to the 1998 presentation.

Cash and cash equivalents:

For purposes of the statements of cash flows, cash and cash equivalents consist of investments with original maturities of less than three months. As of December 31, 1998, the Company's cash and cash equivalents consisted of cash in bank checking and money market accounts.

Marketable securities:

Marketable securities primarily consist of U.S. Treasury bills having maturities of less than one year. Such investments are classified as available-for-sale and are held by one investment bank. The difference between the cost basis and the market value of the Company's investments and unrealized gross holding gains and losses was not material as of December 31, 1998. Realized gains and losses are recorded on the specific identification method.

Inventory:

Inventory is stated at lower of cost (average) or market. As of December 31, 1998, inventory consisted of:

                     Raw materials                $ 37,887
                     Work-in-process                30,064
                     Finished goods                 77,724
                     Consigned inventory            12,286
                                                  --------
                                                  $157,961
                                                  ========

Property and equipment:

Property and equipment are
stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are three years for computers and equipment and five years for furniture and fixtures. Property and equipment consisted of the following as of December 31, 1998:

                                                1998           1997
                                            --------------------------
         Computers and equipment            $ 1,539,291      $ 717,634
         Furniture and fixtures                 147,579         68,804
                                            --------------------------
                                              1,686,870        786,438
         Less: Accumulated depreciation        (562,855)      (172,411)
                                            --------------------------
                                            $ 1,124,015      $ 614,027
                                            ==========================

Stock compensation:

In accordance with the provisions of Statement of Financial Accounting Standards
(SFAS) No. 123, "Accounting for Stock-Based Compensation", the Company has chosen to apply Accounting Principles Board (APB) Opinion 25 and the related interpretations in accounting for its stock option plan. Note 6 to the financial statements contains a summary of the disclosure provisions under SFAS No. 123.

Revenue recognition;

Revenues from product sales are generally recognized at the time of shipment to the customer, with provisions for estimated returns and allowances. Returns and allowances have been insignificant to date.

3. Note Payable

In April 1997, the Company entered into a note payable agreement with a bank. The note payable was secured by specific assets and provided for borrowings of up to $400,000 until October 17, 1997. The amount actually drawn amounted to $356,000. The note was repaid in twenty-four equal monthly installments of principal, plus interest, commencing on November 17, 1997. The final payment was made in April 1999. Interest on the borrowings was payable monthly at the bank's base rate plus 2% (9.75% at December 31, 1998). The outstanding borrowings under this agreement were $148,333 as of December 31, 1998.

4. Capital Lease Obligations

In November 1998, the Company entered into an equipment lease line agreement which provides up to $1.5 million for the purchase of equipment. The borrowings are secured by the equipment purchased under the lease which consists primarily of computers and equipment. The cost of the equipment under capital leases included in property and equipment as of December 31, 1998 was $34,577. As of December 31, 1998, the borrowings outstanding on this agreement were $34,577 which bear an interest rate of 8% per annum and is due in 42 equal monthly payments of approximately $900.

The future minimum lease payments as of December 31, 1998 were as follows:

         1999                                                 $ 10,858
         2000                                                   11,285
         2001                                                   11,285
         2002                                                    6,069
                                                              --------
         Total minimum lease payments                           39,497
         Less: Amount representing interest                     (4,920)
                                                              --------
         Present value of minimum lease payments                34,577
         Less: Current portion of capital lease obligations     (8,839)
                                                              --------
         Capital lease obligations, net of current portion    $ 25,738
                                                              ========

In connection with the capital lease, a warrant was issued to the lender to purchase up to 28,777 shares of Series C preferred stock at $2.085 per share (see Note 6).

5. Commitments

The Company leases its facilities under operating lease agreements expiring through March 31, 2000. Rent expense for all operating leases totaled approximately $220,000 and $219,000 for the years ended December 31, 1998 and December 31, 1997, respectively. Minimum future lease payments under all noncancellable operating leases as of December 31, 1998 are as follows:

                                1999   $212,888
                                2000     54,511
                                       --------
                                       $267,399
                                       ========

6. Shareholders' Equity

Convertible preferred stock:

In May 1998, the Company amended its Articles of Incorporation to reflect the authorization of 10,000,000 shares of preferred stock of which 1,900,000 have been designated Series A preferred stock, 2,247,192 shares have been designated Series B preferred stock and 4,569,289 shares have been designated Series C preferred stock.

The rights and preferences of the outstanding Series A, B and C preferred stock are as follows:

      Dividends

      The holders of Series A, B and C preferred stock are entitled to receive noncumulative dividends at an annual rate of $.20 per share. Such dividends shall be payable only when, as, and if declared by the Board of Directors. No dividends shall be payable on any common stock until dividends on Series A, B and C preferred stock have been paid or declared by the Board of Directors. As of December 31, 1998, no dividends have been declared.

      Liquidation preference

      In the event of any liquidation, dissolution or winding up of the Company, as defined, holders of Series A, B and C preferred stock are entitled to receive, in preference to holders of common stock, the amount of $2.67 per share plus all declared but unpaid dividends. Such amounts will be adjusted for any stock split, stock dividends and recapitalizations. If such amounts are not available to sufficiently satisfy the full preferential amount, the entire assets of the Company will be distributed to preferred shareholders in proportion to their aggregate liquidation preference. Upon the completion of the initial distribution to holders of preferred stock, the remaining assets of the Company will be distributed among holders of the preferred stock and common stock held by each, assuming conversion of all such preferred stock until the holders of the preferred stock shall have received an aggregate of $8.01 per share, which includes liquidation amounts previously mentioned above. As of December 31, 1998, the aggregate liquidation preference was $21,015,006.

      Voting rights

      The holders of the Series A, B and C preferred stock are entitled to the number of votes equal to the number of shares of common stock into which such preferred stock is convertible.

      Conversion

      Each share of Series A, B and C preferred stock is convertible into one share of common stock at the option of the holder at any time after the date of issuance of such shares, or at the consummation of the Company's sale of common stock in an underwritten public offering which results in net cash proceeds to the Company of at least $20,000,000 and with an offering price to the public of at least $6.26 per share. The conversion rate is subject to adjustment for dilution, including, but not limited to, stock splits, stock dividends and stock combinations.

Common stock;

As of December 31, 1998, the Company had reserved the following shares of authorized but unissued common stock for future issuance:

          Conversion Series A outstanding preferred stock    1,123,596
          Conversion Series B outstanding preferred stock    2,247,192
          Conversion Series C outstanding preferred stock    4,500,001
          Conversion of warrants outstanding                 2,655,650
          Stock Option Plan                                  4,533,297
          Outside options                                      590,000
                                                            ----------
                                                            15,649,736
                                                            ==========

In May 1998, the Company amended its Articles of Incorporation to reflect the authorization of 30,000,000 shares of common stock.

Warrants to purchase common and preferred stock:

During 1997, in connection with the Company's Series B preferred stock offering, the Company granted warrants to purchase 2,282,128 shares of common stock at $.001 per share. These warrants may be exercised prior to (a) March 25, 2002,
(b) an acquisition of the Company, as defined, or (c) the effective date of the Company's initial public offering. During 1998, 918,406 warrants were exercised.

During 1998, in connection with the Company's Series C preferred stock offering, the Company granted warrants to purchase 1,263,151 shares of common stock at $.001 per share. These warrants may be exercised until the earlier of (a) five years, (b) an acquisition of the Company, as defined, or (c) the effective date of the Company's initial public offering. As of December 31, 1998, the warrants had not been exercised.

During 1998, in conjunction with the capital lease obligations (see Note 4), the Company issued a warrant to purchase 28,777 shares of Series C convertible preferred stock at an exercise price of $2.085 per share. The warrant is exercisable until the earlier of (a) October 2003, (b) the effective date of the Company's initial public offering or (c) an acquisition of the Company, as defined. As of December 31, 1998, the warrant had not been exercised.

Notes receivable from issuance of common stock:

During 1996, the Company sold 3,792,255 shares of its common stock to officers and employees of the Company in consideration for full recourse promissory notes in the amount of $362,663. Should the officers and employees terminate employment, these shares are subject to a right of repurchase by the Company. The notes bear interest at 6% and mature at various dates through June 2006.

Stock-based compensation plan:

In March 1996, the Company adopted the 1996 Stock Option Plan (the "Plan"). The Company accounts for this plan under APB Opinion No. 25, "Accounting for Stock Issued to Employees", under which no compensation expense has been recognized. Had compensation expense for the Plan been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation", the Company's net loss would have increased as follows:

                                                                  Period from
                                                                   Inception
                                      Year Ended December 31,   (March 6, 1996)
                                   ----------------------------  To December 31,
                                        1998           1997           1998
                                   -------------------------------------------
Net loss, as reported              $ (8,144,310)  $ (3,464,225)   $(13,172,749)
SFAS No. 123 compensation expense       (70,953)       (51,271)       (140,198)
                                   -------------------------------------------
Pro forma net loss                 $ (8,215,263)  $ (3,515,496)   $(13,312,947)
                                   ===========================================

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1998 and 1997: risk free interest rate of 6.25 percent; expected dividend yields of 0 percent; expected lives of 4 years; expected volatility of 0.01 percent (the Company is a private entity).

Stock option plan:

Under the Plan, the Company is authorized to issue 5,173,455 shares, as amended, thereunder to employees, directors and consultants. Under the Plan, the Board of Directors may grant incentive and nonqualified stock options to employees, directors and consultants of the Company. The exercise price per share for a non-statutory stock option cannot be less than 85% of the fair market value, as determined by the Board of Directors, on the date of the grant. The exercise price per share for incentive stock options cannot be less than the fair market value, as determined by the Board of Directors, on the date of the grant. Options generally vest over a four-year period and generally expire ten years after the date of grant. Option activity under the Plan was as follows:

                                                     Options Outstanding
                                                   -----------------------
                                      Options                    Wtd. Avg.
                                     Available       Shares      Ex. Price
                                    --------------------------------------
     Balance at March 6, 1996               --            --    $       --

          Authorized                 1,780,000            --            --
          Granted                   (1,192,000)    1,192,000          0.30
          Cancelled                    177,000      (177,000)         0.30
                                    --------------------------------------
     Balance at December 31, 1996      765,000     1,015,000          0.30

          Authorized                 2,593,455            --            --
          Granted                   (2,694,000)    2,694,000          0.30
          Exercised                         --        (8,750)         0.30
          Cancelled                    600,000      (600,000)         0.30
                                    --------------------------------------
     Balance at December 31, 1997    1,264,455     3,100,250          0.30

          Authorized                   800,000            --            --
          Granted                   (2,053,658)    2,053,658          0.36
          Exercised                         --      (631,408)         0.30
          Cancelled                    372,500      (372,500)         0.30
                                    --------------------------------------
     Balance at December 31, 1998      383,297     4,150,000    $     0.33
                                    ======================================

At December 31, 1998, options for 1,192,192 shares were vested under the Plan and are exercisable at a weighted average exercise price of $0.30 per share.

During 1996, the Company issued 590,000 non-statutory stock options outside of the Plan to certain officers and consultants. These options have an exercise price of $0.30, generally vest over a four-year period and expire ten years after grant. At December 31, 1998, all shares remain outstanding and approximately 385,000 of these shares were vested. Under the provisions of SFAS No. 123, compensation expense as calculated using the Black-Scholes model for the fair value of the options granted to consultants was immaterial for the period from inception to December 31, 1998.

7. Income Taxes

For income tax reporting purposes, the Company has federal and state net operating loss carryforwards of approximately $10,966,000 and $11,049,000, respectively, and federal and state research and development credit carryforwards of approximately $343,000 and $187,000, respectively. The federal credit and loss carryforwards will expire commencing in 2011. The state loss carryforwards will expire commencing in 2004. The Internal Revenue Code contains provisions which may limit the net operating loss and credit carryforwards available to be used in any given year if certain events occur, including changes in ownership.

The components of the net deferred tax asset as of December 31, 1998 and 1997 are as follows:

                                                     1998           1997
                                                 --------------------------
   Cumulative net operating loss carryforwards   $ 4,391,000    $ 1,233,000
   Cumulative temporary differences                  127,000         32,000
   Capitalized start-up costs                        588,000        654,000
   Research and development tax credit               530,000        292,000
   Less: Valuation allowance                      (5,636,000)    (2,211,000)
                                                 --------------------------
                                                 $        --    $        --
                                                 ==========================

The Company has not yet achieved profitable operations. Accordingly, management has recorded a valuation allowance for the entire net deferred tax asset.

8. 401(k) Plan

The Company has a 401(k) savings plan for all eligible employees and their beneficiaries. Contributions by the Company are discretionary. There have been no contributions by the Company (approved or payable) from inception to December 31, 1998.

9. Subsequent Event

In April 1999, the Company received a $5 million term loan from two unrelated lenders. The loan is to be repaid over 36 months with principal payments of $151,500 per month and interest at 12.3% per annum. In connection with this term loan, a warrant was issued to purchase 239,808 shares of Series C preferred stock at an exercise price of $2.085 per share. This warrant expires in the later of 10 years or 5 years after the closing of the Company's initial public offering of its common stock.

                             FlowWise Networks, Inc.
                            Condensed Balance Sheets
                                   (unaudited)

                                                         September 30,      December 31,
                                                             1999              1998
                                                             ----              ----
Current Assets
     Cash and cash equivalents                            $  5,964,855      $  7,994,002
     Accounts Receivable                                       241,182            47,123
     Inventory                                                 220,686           157,961
     Prepaid expenses and other current assets                  37,408            67,390
                                                          ------------      ------------
          Total current assets                               6,464,131         8,266,476

Property and equipment, net                                  1,016,999         1,124,015
Other non-current assets                                        20,990            20,990
                                                          ------------      ------------
                                                          $  7,502,120      $  9,411,481
                                                          ============      ============

Current liabilities
     Current portion of note payable                      $  1,363,500      $    148,333
     Current portion of capital lease obligations              143,402             8,839
     Accounts payable                                          474,746           355,352
     Accrued liabilities                                       929,515           750,577
                                                          ------------      ------------
          Total current liabilities                          2,911,163         1,263,101

Note payable, net of current portion                         3,484,985                --
Capital lease obligations, net of current portion              340,639            25,738
                                                          ------------      ------------
          Total liabilities                                  6,736,787         1,288,839
                                                          ------------      ------------

Shareholders' equity
     Convertible preferred stock, Series A                   3,000,001         3,000,001
     Convertible preferred stock, Series B                   5,314,123         5,314,123
     Convertible preferred stock, Series C                  11,639,323        11,639,323
     Common stock                                              996,529           972,603
     Warrants to purchase common and preferred stock           786,037           786,037
     Notes receivable from issuance of common stock           (416,696)         (416,696)
     Deficit accumulated during the development stage      (20,553,984)      (13,172,749)
                                                          ------------      ------------
          Total shareholders' equity                           765,333         8,122,642
                                                          ------------      ------------
                                                          $  7,502,120      $  9,411,481
                                                          ============      ============

                        See Notes to Financial Statements

                             FlowWise Networks, Inc.
                        Condensed Statement of Operations
                                   (unaudited)

                                        Nine months ended Sept.30,
                                          1999             1998
                                          ----             ----
Revenue                                $   607,869      $    32,040
Cost of revenue                            290,942           15,210
                                       -----------      -----------
          Gross profit                     316,927           16,830
                                       -----------      -----------

Operating expenses:
      Operations                           468,803          299,949
      Research and development           2,971,020        3,108,370
      Sales and marketing                3,494,958        1,954,451
      General and administrative           718,678          750,528
                                       -----------      -----------
          Total operating expenses       7,653,459        6,113,298
                                       -----------      -----------
Loss from operations                    (7,336,532)      (6,096,468)

Interest and other income, net             (44,703)         232,420
                                       -----------      -----------
Loss before taxes                       (7,381,235)      (5,864,048)

Income tax provision                            --            1,600
                                       -----------      -----------
Net loss                               $(7,381,235)     $(5,865,648)
                                       ===========      ===========

                        See Notes to Financial Statements

                             FlowWise Networks, Inc.
                        Condensed Statement of Cash Flows
                                   (unaudited)

                                                                     Nine months ended Sept.30,
                                                                      1999               1998
                                                                      ----               ----
Cash flows from operating activities:
    Net loss                                                         (7,381,235)       (5,865,648)
    Adjustments to reconcile net loss to net cash used in
    operating activities:
      Depreciation                                                      393,223           239,198
      Changes in assets and liabilities:
        Accounts receivable                                            (194,059)          (28,811)
        Inventory                                                       (62,725)          (92,440)
        Prepaid expenses and other assets                                29,983           (32,671)
        Accounts payable                                                119,394           530,078
        Accrued liabilities                                             178,938           506,218
                                                                   ------------      ------------
           Net cash used in operating activities                     (6,916,481)       (4,744,076)
                                                                   ------------      ------------

Cash flows from investing activities:
    Purchases of marketable securities                               (1,482,140)       (2,449,743)
    Proceeds from marketable securities                               2,488,584                --
    Purchases of property and equipment                                (286,207)         (774,058)
                                                                   ------------      ------------
           Net cash provided by (used in) investing activities          720,237        (3,223,801)
                                                                   ------------      ------------

Cash flows from financing activities:
    Proceeds from note payable                                        4,848,500                --
    Proceeds from equipment lease line                                  600,831                --
    Principal payments on capital lease obligation                     (150,346)               --
    Principal payments on notes payable                                (148,333)         (133,504)
    Proceeds from issuance of preferred stock                                --        12,000,761
    Proceeds from issuance of common stock                               22,889           161,843
                                                                   ------------      ------------
           Net cash provided by financing activities                  5,173,541        12,029,100
                                                                   ------------      ------------
Net increase (decrease) in cash and cash equivalents                 (1,022,703)        4,061,223
Cash and cash equivalents at beginning of period                      5,505,418         4,090,930
                                                                   ------------      ------------
Cash and cash equivalents at end of period                         $  4,482,715      $  8,152,153
                                                                   ============      ============

                        See Notes to Financial Statements

                             FlowWise Networks, Inc.
                          (A development stage company)

                          Notes to Financial Statements
                               September 30, 1999

1. Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 8-K and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, refer to the financial statements and notes thereto included in the Company's 1998 Annual Report.

In fiscal year 1999, the Company exited the development stage and began normal operations.

2. Inventories

Inventory is stated at lower of cost (average) or market. As of September 30, 1999, inventory consisted of:

                                                 Sept. 30, 1999  Dec. 31, 1998
                                                 --------------  -------------
            Raw materials                          $  76,371       $  37,887
            Work-in-process                           77,632          30,064
            Finished goods                            (4,729)         77,724
            Consigned inventory                       71,412          12,286
                                                   ---------       ---------
                                                   $ 220,686       $ 157,961
                                                   =========       =========

3. Subsequent Event

In December 1999, the Company was acquired by Network Equipment Technologies, Inc. (N.E.T.) for cash of $16 million. The transaction was accounted for as a purchase.

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
                          Pro Forma Condensed Combining
                      Consolidated Statements of Operations
              (in thousands, except per share amounts - unaudited)

                                                               NET          FlowWise
                                                                   Year Ended
                                                             Mar. 31,        Dec. 31          Pro Forma               Pro Forma
                                                               1999            1998          Adjustments   Notes      Combined
                                                               ----            ----          -----------   -----      --------
Revenue:
        Product revenue                                     $ 157,119        $     148        $      --               $ 157,267
        Service and other revenue                             106,716               --               --                 106,716
                                                            ---------        ---------        ---------               ---------
              Total revenue                                   263,835              148               --                 263,983
                                                            ---------        ---------        ---------               ---------
Cost of sales:
        Cost of product revenue                                64,065               66               --                  64,131
        Cost of service and other revenue                      69,575               --               --                  69,575
                                                            ---------        ---------        ---------               ---------
              Total cost of sales                             133,640               66               --                 133,706
                                                            ---------        ---------        ---------               ---------
Gross margin                                                  130,195               82               --                 130,277
Operating expenses:
        Sales and marketing                                    87,025            3,225                                   90,250
        Research and development                               45,768            3,866            3,100     (2)          52,734
        General and administrative                             12,351            1,469               --                  13,820
        Facility relocation  costs                                395               --               --                     395
        Purchased intangible asset amortization                    --               --            3,204     (4)           3,204
        Restructure costs                                       4,695               --               --                   4,695
                                                            ---------        ---------        ---------               ---------
              Total operating expenses                        150,234            8,560            6,304                 165,098
                                                            ---------        ---------        ---------               ---------
Income (loss) from operations                                 (20,039)          (8,478)          (6,304)                (34,821)
Other income (expense):
        Interest income (expense)                               4,605              334             (716)    (5)           4,223
        Other                                                     738               --               --                     738
                                                            ---------        ---------        ---------               ---------
Income (loss) before taxes                                    (14,696)          (8,144)          (7,020)                (29,860)
Income tax provision (benefit)                                 (7,642)              --           (1,316)    (6)          (8,958)
                                                            ---------        ---------        ---------               ---------
Income (loss) before extraordinary gain                        (7,054)          (8,144)          (5,704)                (20,902)
Extraordinary gain on repurchase of debentures                     95               --               --                      95
                                                            ---------        ---------        ---------               ---------
Net income (loss)                                           $  (6,959)       $  (8,144)       $  (5,704)              $ (20,807)
                                                            =========        =========        =========               =========
Basic earnings (loss) per share
        Income (loss) before extraordinary item             $   (0.33)                                                $   (0.97)
                                                            =========                                                 =========
        Net income (loss)                                   $   (0.32)                                                $   (0.97)
                                                            =========                                                 =========
Diluted earnings (loss) per share
        Income (loss) before extraordinary item             $   (0.33)                                                $   (0.97)
                                                            =========                                                 =========
        Net income (loss)                                   $   (0.32)                                                $   (0.97)
                                                            =========                                                 =========
Shares used in per share calculation
        Basic                                                  21,508                                                    21,508
                                                            =========                                                 =========
        Diluted                                                21,508                                                    21,508
                                                            =========                                                 =========

              See Notes to Condensed Combining Financial Statements

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
                          Pro Forma Condensed Combining
                      Consolidated Statements of Operations
              (in thousands, except per share amounts - unaudited)

                                                             NET           FlowWise
                                                              Nine Months Ended
                                                          Dec. 26,         Dec. 31,         Pro Forma             Pro Forma
                                                            1999             1999          Adjustments    Notes    Combined
                                                            ----             ----          -----------    -----    --------
Revenue:
        Product revenue                                   $  93,613        $     400        $      --              $  94,013
        Service and other revenue                            84,972               --               --                 84,972
                                                          ---------        ---------        ---------              ---------
              Total revenue                                 178,585              400               --                178,985
                                                          ---------        ---------        ---------              ---------
Cost of sales:
        Cost of product revenue                              39,692              212               --                 39,904
        Cost of service and other revenue                    55,811               --               --                 55,811
                                                          ---------        ---------        ---------              ---------
              Total cost of sales                            95,503              212               --                 95,715
                                                          ---------        ---------        ---------              ---------
Gross margin                                                 83,082              188               --                 83,270
Operating expenses:
        Sales and marketing                                  54,810            3,149               --                 57,959
        Research and development                             32,343            2,623            2,325      (2)        37,291
        General and administrative                            9,416              905             (150)     (1)        10,171
        In process research and development                     879               --             (879)     (3)            --
        Purchased intangible asset amortization                  --               --            2,403      (4)         2,403
        Restructure costs                                     3,383                                --                  3,383
                                                          ---------        ---------        ---------              ---------
              Total operating expenses                      100,831            6,677            3,699                111,207
                                                          ---------        ---------        ---------              ---------
Income (loss) from operations                               (17,749)          (6,489)          (3,699)               (27,937)
Other income (expense):
        Interest income (expense)                             3,817             (203)            (392)     (5)         3,222
        Other                                                 7,263               --               --                  7,263
                                                          ---------        ---------        ---------              ---------
Income (loss) before taxes                                   (6,669)          (6,692)          (4,091)               (17,452)
Income tax provision (benefit)                               12,771               --               --                 12,771
                                                          ---------        ---------        ---------              ---------
Income (loss) before extraordinary gain                     (19,440)          (6,692)          (4,091)               (30,223)
Extraordinary gain on repurchase of debentures                   --               --               --
                                                          ---------        ---------        ---------              ---------
Net income (loss)                                         $ (19,440)       $  (6,692)       $  (4,091)             $ (30,223)
                                                          =========        =========        =========              =========
Basic earnings (loss) per share
        Income (loss) before extraordinary item           $   (0.91)                                               $   (1.41)
                                                          =========                                                =========
        Net income (loss)                                 $   (0.91)                                               $   (1.41)
                                                          =========                                                =========
Diluted earnings (loss) per share
        Income (loss) before extraordinary item           $   (0.91)                                               $   (1.41)
                                                          =========                                                =========
        Net income (loss)                                 $   (0.91)                                               $   (1.41)
                                                          =========                                                =========
Shares used in per share calculation
        Basic                                                21,375                                                   21,375
                                                          =========                                                =========
        Diluted                                              21,375                                                   21,375
                                                          =========                                                =========

              See Notes to Condensed Combining Financial Statements

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.

                Notes to Condensed Combining Financial Statements

1.  Acquisition

On December 24, 1999, pursuant to an agreement and Plan of Merger dated as of December 14, 1999 (the "Merger Agreement"), by and among Network Equipment Technologies, Inc., a Delaware corporation ("N.E.T.), IPNow, Inc., a California corporation and wholly-owned subsidiary of N.E.T. (`Sub"), and FlowWise Networks Inc., a California corporation ("FlowWise"), Sub was merged with and into FlowWise, with FlowWise being the surviving corporation and thereafter a wholly-owned subsidiary of N.E.T. (the "Merger").

2.  Pro Forma Adjustments

The accompanying pro forma financial statements are presented in accordance with
Article 11 of Regulation S-X.

To prepare the pro forma unaudited condensed combining statements of operations, the NET statement of operations for the year ended March 31, 1999 has been combined with the statement of operations of FlowWise for the year ended December 31, 1998. Also the NET statement of operations for the nine months ending December 26, 1999 has been combined with the comparable period of FlowWise's operations. This method of combining the companies is only for the presentation of pro forma unaudited condensed combining financial statements. Actual statements of operations of the companies will be combined from the effective date of the acquisition, with no retroactive restatement.

FlowWise's operations for the three months ended March 31, 1999 not included in the condensed combining statements above are as follows:

               Revenue                               $   181,027
               Cost of goods sold                         92,381
                                                     -----------
               Gross profit                              273,408

               Operating expenses                      2,400,221

                                                     -----------
               Income/(loss) from operations          (2,126,813)
               Net interest income                        60,098
                                                     -----------
               Income/(loss) before taxes             (2,066,715)
               Provision for income taxes                     --
                                                     -----------
               Net income/(loss)                     $(2,066,715)
                                                     ===========

The unaudited pro forma condensed combining financial statements should be read in conjunction with the historical financial statements of NET and FlowWise.

The following pro forma adjustments have been made to the pro forma condensed combining financial statements.

1.  Reflects an adjustment to comply with NET's accounting policies.

2. Reflects the additional expense per year relating to the accomplishment of certain milestones.

3. Reflects the reversing of the one time material in process research and development charge.

4. Reflects the amortization of the purchased intangible assets associated with the purchase of FlowWise.

5. Reflects the interest expense and income related to the cash expended in the transaction as well as the payment of FlowWise's long term debt.

6. Reflects the tax effect of the pro forma adjustments at NET's effective rate.

                     Independent Public Accountants Consent

We as independent public accountants, consent to the incorporation by reference in Registration Statements No. 33-33013, No. 33-33063, No. 33-65157, No. 33-68860 and No. 333-49837 on forms S-8 and Registration Statement No. 33-45815 on form S-3 of Network Equipment Technologies, Inc. of our reports dated April 29, 1999, included in this Form 8-K of Network Equipment Technologies, Inc. dated December 24, 1999. We have not performed any audits of any financial statements of FlowWise Networks, Inc. subsequent to the reports as of December 31, 1998.

Arthur Andersen, LLP

San Jose, California
March 10, 2000

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2000         NETWORK EQUIPMENT TECHNOLOGIES, INC.


                              By:     /s/ HUBERT A.J. WHYTE
                                      --------------------------------------

                              Name:   HUBERT A.J. WHYTE
                                      --------------------------------------

                              Title:  PRESIDENT AND CHIEF EXECUTIVE OFFICER